SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Materials under § 240.14a-12

CEC ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

FOR

ANNUAL MEETING OF STOCKHOLDERS

OF CEC ENTERTAINMENT, INC.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 29, 2008.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

This Notice of Internet Availability of Proxy Materials for the Annual Meeting of Stockholders of CEC Entertainment, Inc. (the “Company”) is being delivered for the annual meeting to be held at 9:00 a.m. Central time, on May 29, 2008 at the Dallas/Fort Worth Airport Marriott, 8440 Freeport Parkway, Irving, TX 75063.

Matters to be Acted on at the 2008 Stockholder Meeting

The items of business scheduled to be voted on at the annual meeting are:

1.	to elect Richard T. Huston, Cynthia I. Pharr Lee, Raymond E. Wooldridge and Gen. Tommy Franks, retired, as continuing Class II directors, to serve for a term of three years or until their successors are elected and qualified or until their earlier resignation or removal;

2.	to approve an amendment to our 2004 Restricted Stock Plan adding 500,000 shares to the maximum number of shares that may be issued under the plan;

3.	to approve an amendment to our Non-Employee Directors Restricted Stock Plan adding 90,000 shares to the maximum number of shares that may be issued under the plan;

4.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2008 fiscal year; and

5.	to transact such other business as may properly come before the meeting.

The Board of Directors of the Company recommend that stockholders vote as follows: (1) “FOR” the election of Richard T. Huston, Cynthia I. Pharr Lee, Raymond E. Wooldridge and Gen. Tommy Franks, retired, as continuing Class II directors, to serve for a term of three years or until their successors are elected and qualified or until their earlier resignation or removal; (2) “FOR” the amendment to our 2004 Restricted Stock Plan adding 500,000 shares to the maximum number of shares that may be issued under the plan; (3) “FOR” the amendment to our Non-Employee Directors Restricted Stock Plan adding 90,000 shares to the maximum number of shares that may be issued under the plan; and (4) “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2008 fiscal year.

Materials for the Stockholder Meeting

The proxy statement and annual report to security holders are available at www.proxyvote.com. To access the material on the web site, please have the 12-digit control number(s) (located on the enclosed page) available.

If you want to receive paper or e-mail copies of the proxy statement and annual report to security holders, you must request them. There is no charge to you for requesting such copies. To facilitate timely delivery of the materials, please make the request as instructed below on or before May 1, 2008. In your request, you may request copies of the proxy materials for the 2008 Stockholder Meeting and for all future stockholder meetings.

To request the materials, you may use one of the following methods:

•	Internet: www.proxyvote.com

•	Telephone: Obtain the toll-free number at www.proxyvote.com

•	**Email: sendmaterial@proxyvote.com

**If requesting materials by e-mail, please send a blank e-mail with the 12-digit control number (located on the enclosed page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

Voting for the Stockholder Meeting

Vote In Person	The way you vote your shares now will not limit your right to change your vote at the annual meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting. A list of stockholders eligible to vote at the annual meeting will be available for inspection at the annual meeting and for a period of ten days prior to the annual meeting during regular business hours at our principal executive offices, which are located at 4441 West Airport Freeway, Irving, Texas 75062.

Vote by Mail	If you elect to receive your proxy materials by mail and you are a holder of record, you can vote by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided to you. If you elect to receive your proxy materials by mail and you hold your shares in street name, you can vote by completing and mailing the voting instruction form provided by your bank, broker, trustee or other fiduciary.

Vote By Telephone	You have the option to vote your shares by telephone. In order to vote your shares by telephone, please go to www.proxyvote.com and log in using the 12-digit control number provided on your Notice Regarding the Availability of Proxy Material. You will be provided with a telephone number for voting at that site. Alternatively, if you request paper copies of the proxy materials, your proxy card or voting instruction form will have a toll-free telephone number that you may use to vote your shares. When you vote by telephone, you will be required to enter your 12-digit control number, so please have it available when you call. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes.

Vote By Internet	You can also vote your shares by the Internet. You may access Internet voting using the 12-digit control number included in the notice. You may vote by the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you hold your shares in street name, please follow the Internet voting instructions in the Notice of Internet Availability of Proxy Materials you receive from your bank, broker, trustee or other fiduciary. You may incur telephone and Internet access charges if you vote by the Internet.

Directions to the Stockholder Meeting	To obtain directions to attend the stockholder meeting and vote in person, please call 972-258-5461.

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